Exhibit 10.2

LATCH, INC. 2021 INCENTIVE AWARD PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as may be amended from time to time, the “Plan”) of Latch, Inc. (the “Company”).
The Company has granted to the participant listed below (“Participant”) the performance-based Restricted Stock Units (the “PSUs”) described in this Grant Notice, subject to the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement attached as Exhibit A, and the Vesting Schedule attached as Appendix I (Exhibit A and Appendix I, the “Agreement”), all of which are incorporated into this Grant Notice by reference.

Participant:	[_____]
Grant Date:	See equity administration platform
Number of PSUs:	See equity administration platform
Vesting Schedule:	See Appendix I to the Agreement
By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

LATCH, INC.	PARTICIPANT
By:
Name:	Name:
Title:

Exhibit A
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1    Award of PSUs. The Company has granted the PSUs (the “Award”) to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the PSUs have vested.
1.2    Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement will control.
1.3    Unsecured Promise. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
2.1    Vesting; Forfeiture. The PSUs will be earned and vest in accordance with Appendix I hereto, except that any fraction of a PSU that would otherwise be vested will be accumulated and will vest only when a whole PSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested PSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided herein or in a binding written agreement between Participant and the Company.
2.2    Leaves of Absence. If the Participant goes on a leave of absence, then the Company may adjust the vesting schedule set forth in Appendix I hereto in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, the Participant shall be deemed to continue to be a Service Provider for any purpose under this Agreement while Participant is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). A Termination of Service shall be deemed to occur when such leave ends, unless the Participant immediately returns to active work.
2.3    Settlement.
(a)    PSUs will be paid in Shares or cash at the Company’s option upon or after the vesting of the applicable PSU at such time(s) as may be determined by the Administrator, but in no event later than March 15 of the calendar year following the calendar year in which the vesting date occurs. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(b)    If a PSU is paid in cash, the amount of cash paid with respect to the PSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. In the event that the Company settles the PSUs in cash at a time when the Company’s Common Stock is not listed or quoted on a securities exchange or other trading market (including, for the avoidance of doubt, the OTC Bulletin Board or trading market, including the OTC Expert Market), the amount of cash paid with respect to such PSUs will be determined based on an independent third-party appraisal of the Shares from a firm selected by the Company, with such appraisal being as of a date that is no more than six months prior to the date of such cash settlement.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2    Tax Withholding.
(a)    By accepting this award of PSUs, Participant understands and agrees that as a condition of the grant of the PSUs hereunder, Participant is required to, and hereby affirmatively elects (the “Sell to Cover Election”) to, (i) sell that number of Shares determined in accordance with this Section 3.2 as may be necessary to satisfy the applicable statutory withholding obligations with respect to any taxable event arising in connection with the PSUs and (ii) to allow a transfer agent or broker (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to remit the cash proceeds of such sale(s) to the Company. Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to (x) sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date Shares are issued upon the vesting of the PSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (A) any tax withholding obligations incurred with respect to such vesting or issuance, based on applicable withholding rates, and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (y) remit any remaining funds to Participant. Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to this Section 3.2. Participant understands that the Agent may effect sales as provided in this Section 3.2 in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided by this Section 3.2, including due to (A) a legal or contractual restriction applicable to the Company, Participant or the Agent, (B) a market disruption, or (C) rules governing order execution priority on the national exchange where the Shares may be traded. Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by this Section 3.2. Participant acknowledges that regardless of any other term or condition of this Section 3.2, the Agent will not be liable to Participant for (I) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (II) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control. Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 3.2. The Agent is a third-party beneficiary of this Section 3.2. This Section 3.2 shall terminate not later than the date on which all tax withholding obligations arising in connection with the Award have been satisfied. Participant has carefully reviewed this Section 3.2 and Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the PSUs, the Shares subject to the PSUs and the Share Price Hurdles (as such term is defined in Appendix I hereto) are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. For clarity, in connection with an Equity Restructuring, the Share Price Hurdles shall be subject to Section 8.1 of the Plan.
4.2    Forfeiture and Claw-Back. Participant acknowledges and agrees that the PSUs (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt PSUs) shall be subject to the Latch, Inc. Policy for Recovery of Erroneously Awarded Compensation, as it may be amended from time to time, or any successor policy.
4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to a single assignee or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is a Section 16 Person, the Plan, the Grant Notice, this Agreement and the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8    Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs without the prior written consent of Participant.
4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.
4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature or acceptance, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13    Restrictions. In the event the Shares are not registered with the United States Securities and Exchange Commission (as determined by the Administrator) or the Administrator determines in its sole discretion that such restrictions are necessary or advisable for the purpose of seeking to maintain an orderly, efficient and functioning secondary trading market for the Shares, then any Shares acquired in respect of the PSUs may be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The Administrator may condition the issuance of such Shares on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.
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Appendix I
APPENDIX I
Earned PSUs; Vesting1

1.    Definitions.

(a)    “Average Daily VWAP” shall mean, as of any date, the average daily VWAP over the prior 60 trading days.

(b)    “Continuous Service Status” shall mean Participant continues to provide services as an employee, consultant or director of the Company, the successor company or any of their respective Parents and Subsidiaries.

(c)    “Date of Termination” shall mean the date of termination of Participant’s Continuous Service Status.

(d)    “Earned Tranche” shall mean a Vesting Tranche (as defined below) for which the relevant Share Price Hurdle has been attained.

(e)    [“Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company. If Participant does not have an employment agreement with the Company, for the sole purpose of determining if any Earned Tranches and the Partial Earned Tranche become Vested pursuant to Section 3(a) of determining this Appendix I, Participant’s resignation will be with “Good Reason” if Participant resigns within one hundred twenty (120) days after any of the following events, unless Participant expressly consents in writing to the applicable event: (i) a reduction in Participant’s annual base salary or annual target bonus, other than a reduction of less than 10% (aggregating all prior reductions) that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other executives of the Company, (ii) a material decrease in Participant’s authority or areas of responsibility as are commensurate with Participant’s title or position with the Company or a diminution in Participant’s reporting line, title or position or (iii) the relocation of Participant’s primary work location by more than thirty (30) miles. Notwithstanding the foregoing, no Good Reason will have occurred unless and until: (a) Participant has provided the Company, within sixty (60) days of Participant’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such finding of Good Reason; (b) the Company has had an opportunity to cure the same within thirty (30) days after the receipt of such notice; and (c) the Company shall have failed to so cure within such period.]2

(f)    “Performance Expiration Date” shall mean the seven year anniversary of the Grant Date.

1 Note to Draft: In the case of future awards to new or existing Participants, vesting terms may be adjusted to address a Vesting Tranche for which the Share Price Hurdle is attained prior to the date of grant and/or the PSUs that would be allocated to such Vesting Tranche may be reduced or re-allocated to other award tranches; provided, that such adjusted vesting terms shall not provide for vesting of any portion of such Vesting Tranche prior to the original vesting date under this Agreement.
2 Note to Draft: Only applies to leaders and other key personnel.

(g)    “VWAP” shall mean, for any date, the daily volume weighted average trading price of a Share for such date or the nearest preceding date (or, if the daily volume weighted average trading price of a Share is not reported or reasonably determinable, the closing or last reported trading price of a Share) on the applicable national securities exchange or other trading market on which the Shares are then listed, quoted or traded.

2.    Vesting. In order for any PSUs to become vested (“Vested”), both a “Share Price Hurdle” and a “time vesting” requirement must be satisfied as set forth herein.

(a)    Share Price Hurdles. A number of PSUs subject to the Award (each, a “Vesting Tranche”) will be considered earned, subject to the time vesting and other terms and conditions herein, at such time as the Average Daily VWAP equals or exceeds the Share Price Hurdle set forth opposite such Vesting Tranche in the table below, provided that the applicable Share Price Hurdle is attained prior to the Performance Expiration Date:

Vesting Tranche	Number of PSUs	Share Price Hurdle
1	33.33%	$1.00
2	33.33%	$2.00
3	33.34%	$3.00

For the avoidance of doubt, a Share Price Hurdle shall be considered “attained” for purposes of this Appendix I at such time as the Average Daily VWAP equals or exceeds such Share Price Hurdle.

(b)    Time-Vesting. Twenty-five percent (25%) of each Vesting Tranche shall be Vested upon the attainment of the Share Price Hurdle, and the remaining 75% of the Vesting Tranche will vest in three equal installments on each of the first, second and third anniversaries of such date.

3.    Change in Control.

(a)    Notwithstanding the foregoing, in the event of a Change in Control, (i) upon the closing of such transaction, the Average Daily VWAP shall be deemed to be the price per share to be received by securityholders in connection with the Change in Control transaction, as determined reasonably and in good faith by the Board (the “CIC Price”), (ii) subject to Section 4(b) below, any Vesting Tranches for which the Share Price Hurdle has not been attained (i.e., Vesting Tranches that are not then Earned Tranches) shall thereupon be forfeited, and (iii) any Earned Tranches and the Partial Earned Tranche (as defined below), if any, shall remain eligible to become Vested in accordance with the terms set forth above, subject to Participant’s Continuous Service Status. In addition, if a Change in Control occurs and Participant’s Continuous Service Status is terminated by the Company (or its successor) without Cause[ or Participant resigns his Continuous Service Status with Good Reason, in either case,] within 3 months prior to and 24 months following the date of the Change in Control, any Earned Tranches and Partial Earned Tranches shall become Vested in full upon the Date of Termination.

(b)    In addition, notwithstanding the foregoing, (i) in the event a Change in Control occurs and the CIC Price is between $0.50 and $1.00, then a portion of Vesting Tranche 1 shall be considered earned, which such portion shall be determined using straight line interpolation between $1.00 and $2.00 and (ii) in the event a Change in Control occurs and the CIC Price falls between two Share Price Hurdles, then a portion of the Vesting Tranche (the “Straddle Tranche”) corresponding to the higher of such Share
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Price Hurdles shall be considered earned, which portion shall be determined using straight line interpolation between the corresponding Share Price Hurdles (such earned portion Vesting Tranche 1 or the Straddle Tranche, as applicable the “Partial Earned Tranche”). The Partial Earned Tranche shall remain eligible to become Vested in accordance with the terms set forth above, subject to Participant’s Continuous Service Status, and the portion of the applicable Vesting Tranche that is not the Partial Earned Tranche will be forfeited.

4.    Forfeiture. Except as set forth in Section 3 above, upon the Date of Termination, Participant shall forfeit for no consideration any PSUs that have not become Vested upon or prior to the Date of Termination. In addition, any Vesting Tranche for which the Share Price Hurdle has not yet been attained will be forfeited for no consideration on the Performance Expiration Date.

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